UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2011

Pinnacle Foods Finance LLC

(Exact name of registrant as specified in its charter)

Commission File Number: 333-148297

Delaware	20-8720036
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1 Bloomfield Avenue

Mt. Lakes, New Jersey 07046

(Address of principal executive offices, including zip code)

(973) 541-6620

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On April 15, 2011, Pinnacle Foods Finance LLC’s wholly-owned subsidiary, Pinnacle Foods Group LLC, announced plans to further improve the efficiency and sustainability of its supply chain. The company will be consolidating the Birds Eye® brand’s Fulton, N.Y. plant operations into the Darien, Wis. and Waseca, Minn. facilities, which will locate all vegetable processing closer to the crop growing region, eliminating approximately one million shipping miles every year. The Fulton, N.Y. facility will be closing at the end of 2011. In the Darien, Wis. and Waseca, Minn. plants, Pinnacle Foods will be investing significant capital to increase capacity and upgrade existing manufacturing capabilities, which will also result in the creation of new jobs in those regions. This consolidation is contingent upon the final approval of applicable state and local incentives in both Wisconsin and Minnesota.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated April 15, 2011 announcing consolidation of supply chain.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Pinnacle Foods Finance LLC

By:	/s/ Craig Steeneck
Name:	Craig Steeneck
Title:	Executive Vice President and Chief Financial Officer

Date: April 15, 2011